UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2011

First M & F Corporation
(Exact name of registrant as specified in its charter)

Mississippi	0-9424	64-0636653
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

134 West Washington Street, Kosciusko, MS		39090
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (662) 289-5121
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 14, 2011, the Board of Directors (the “Board”) of First M & F Corporation (the “Corporation”) adopted Articles of Amendment to the Amended and Restated By-Laws of the Corporation (the “Amendment”). The Amendment effects the following changes to the Corporation's Amended and Restated By-Laws (the “By-Laws”):

•
The Amendment gives the Board the discretion to hold the Corporation's annual meeting on any day in April, in addition to the second Wednesday in April as had been required under the previous provision.

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The Amendment clarifies the previous cumulative voting provision to state that the number of votes a shareholder of the Corporation is entitled to vote cumulatively in connection with the election of directors is determined on a class-by-class basis (as opposed to the total number of directors to be elected, if directors in more than one class are to be elected at the same meeting).

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The By-Laws have been revised to clarify that Section 13 of Article II of the By-Laws is the exclusive means for a shareholder to propose business for consideration at a meeting of the shareholders, other than matters properly brought pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

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The Amendment changes the previous minimum $75,000 fair market value stock ownership requirement for the Corporation's directors to an ownership requirement of at least 20,000 shares of the Corporation's common stock.

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Section 4 of Article III of the By-Laws has been amended to change the title of the Corporation's existing position of Presiding Director to “Lead Director” and to expressly delineate the powers and responsibilities of the Lead Director, as described in the Amendment.

•	After giving effect to the Amendment, notice of a special meeting of the Board may be delivered by electronic mail (in addition to delivery in person or by mail as under the previous provision).

•	The provision of the By-Laws governing director compensation has been amended to give the Board greater flexibility in structuring director compensation.

•
Since the time of the Company's formation, the By-Laws provided for the combined single office of Chairman of the Board and Chief Executive Officer of the Corporation. The Amendment establishes two separate offices of 1) Chairman of the Board and 2) Chief Executive Officer. Under the Amendment different persons may, but are not required to, serve as Chairman of the Board and as Chief Executive Officer of the Corporation. Related to this change, the By-Law's description of the Chairman of the Board's duties was revised, and a description of the duties of the Chief Executive Officer was added to the By-Laws.

•	Article VI, Section 2, of the By-Laws was revised to effect non-substantive changes to the provision governing the transfer of uncertificated shares.

•	The Amendment adds a new Article XII to the By-Laws related to forum selection as described in the Amendment.
The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description
3.1 Articles of Amendment to the Amended and Restated By-Laws of First M & F Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST M & F CORPORATION
Date: December 20, 2011
/s/ John G. Copeland

Name: John G. Copeland
Title: EVP & Chief Financial Officer

EXHIBIT INDEX

Exhibit No. Exhibit

3.1 Articles of Amendment to the Amended and Restated By-Laws of First M & F Corporation